UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

OFG Bancorp (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 15, 2018

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders, which will be held at our offices located at Oriental Center, 254 Muñoz Rivera Avenue, Ground Floor, San Juan, Puerto Rico, on Wednesday, April 25, 2018. The meeting will begin promptly at 10:00 a.m. (EST).

Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement. Only shareholders of record as of March 2, 2018, are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

Your vote is important. Please review the enclosed proxy statement and complete, sign and return your proxy card promptly in the accompanying reply envelope, even if you plan to attend the meeting.

If you attend the meeting, you must show at the entrance to the meeting proof of ownership of our shares of common stock, such as a broker’s statement showing the shares held by you and a proper identification card. If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you must contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy issued in your name and bring it to the meeting in order to vote. Remember that you may also vote by telephone or over the Internet. For more details and instructions, please refer to the enclosed proxy statement and proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Julian S. Inclán
Chairperson

P.O. Box 195115

San Juan, Puerto Rico 00919-5115

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2018

Notice is hereby given that the annual meeting of shareholders of OFG Bancorp (“we,” “us,” “our,” or the “Company”), a financial holding company and corporation organized under the laws of the Commonwealth of Puerto Rico, is scheduled to be held at Oriental Center, 254 Muñoz Rivera Avenue, Ground Floor, San Juan, Puerto Rico, commencing at 10:00 a.m. (EST) on Wednesday, April 25, 2018, to consider and vote upon the following matters described in this notice and the accompanying proxy statement:

1.	To elect one director for a one-year term expiring at the 2019 annual meeting of shareholders, and when its successor is duly elected and qualified, and to elect one director for a three-year term expiring at the 2021 annual meeting of shareholders, and when its successor is duly elected and qualified, provided that such term will expire at the 2019 annual meeting of shareholders if the proposed amendments to our articles of incorporation are approved;

2.	To provide an advisory vote on executive compensation;

3.	To amend Articles Eighth and Tenth of our articles of incorporation to eliminate the classification of the Board of Directors effective as of the 2019 annual meeting and revoke the supermajority vote required for the approval of business combinations and the amendment of Article Tenth under certain circumstances;

4.	To ratify the selection of the Company’s independent registered public accounting firm for 2018; and

5.	To transact such other business as may properly come before the annual meeting or at any adjournments or postponements thereof. Except with respect to procedural matters incident to the conduct of the annual meeting, the Company is not aware of any other business to be brought before the annual meeting.

These matters are described more fully in the accompanying proxy statement, which you are urged to read thoroughly. The Company’s Board of Directors recommends a vote “FOR” each of the proposals. Only shareholders of record at the close of business on March 2, 2018, are entitled to notice of, and to vote at, the annual meeting.

To assure representation at the annual meeting, shareholders are urged to return a proxy as promptly as possible either by voting through the Internet or telephone, or by signing, dating and returning a proxy card in accordance with the enclosed instructions. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

In San Juan, Puerto Rico, on March 15, 2018.

By order of the Board of Directors,

Carlos O. Souffront
Secretary

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 25, 2018

This proxy statement contains important information related to the annual meeting of shareholders of OFG Bancorp (“we,” “us,” “our,” or the “Company”) to be held on Wednesday, April 25, 2018 at 10:00 a.m. (EST), at its offices located at Oriental Center, 254 Munoz Rivera Avenue, Ground Floor, San Juan, Puerto Rico, or any adjournments or postponements thereof. This proxy statement and the accompanying proxy card are expected to be made available to shareholders on or about March 15, 2018.

GENERAL QUESTIONS ABOUT THE ANNUAL MEETING

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board of Directors and its committees, the compensation of our directors and executive officers, and other required information.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote at the annual meeting.

Who will bear the costs of soliciting proxies for the annual meeting?

This solicitation of proxies is made on behalf of our Board of Directors, and we will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this proxy statement and the materials used in this solicitation of proxies also will be borne by us. It is contemplated that proxies will be solicited principally through the internet or mail, but our directors, officers and employees may solicit proxies personally or by telephone. Upon request, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing these proxy materials to our shareholders.

We have retained Georgeson LLC, an independent proxy solicitation firm, to assist us with the solicitation of proxies for a fee not to exceed $12,500, plus reimbursement for out-of-pocket expenses.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of annual meeting of shareholders, including the election of two directors, the advisory vote related to executive compensation, the amendment of our articles of incorporation, the ratification of the selection of the Company’s independent registered public accounting firm for 2018, and the transaction of any other business that may properly come before the meeting or any adjournments or postponements thereof. Proxies solicited hereby may be exercised only at the annual meeting, including any adjournments or postponements thereof, and will not be used for any other purpose.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 2, 2018 are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any adjournments or postponements thereof. As of the close of business on the record date, there were 43,968,342 shares of our common stock outstanding.

What is the difference between a holder of record and a beneficial owner of shares held in street name?

Holder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the holder (or shareholder) of record with respect to those shares. As a holder of record, you should have been furnished this proxy statement and a proxy card directly by us.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a securities broker, bank or other similar organization acting as a nominee, then you are considered the beneficial owner of shares held in “street name.” The organization holding your account is considered the holder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have been furnished this proxy statement and a voting instruction form by that organization.

How can I vote?

Holder of Record. If you are a holder of record, you may vote either in person at the annual meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and returning it in the reply envelope provided).

Beneficial Owner of Shares Held in Street Name. If you hold your shares in “street name,” you should receive a voting instruction form from your securities broker, bank or other similar organization acting as a nominee asking you how you want to vote your shares. If you do not, you should contact your securities broker, bank or other similar organization acting as a nominee and obtain a voting instruction form from them. If you plan to attend the annual meeting and vote your shares in person, you must contact the securities broker, bank or other similar organization acting as a nominee in whose name your shares are registered to obtain a broker’s proxy issued in your name and bring it to the annual meeting in order to vote.

How many votes do I have?

Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon, except with respect to the election of directors in which you may cumulate your votes.

Pursuant to our articles of incorporation and by-laws, you have the right to cumulate your votes at annual meetings in which more than one director is being elected. Cumulative voting entitles you to a number of votes equal to the number of shares of common stock held by you multiplied by the number of directors to be elected. As a holder of our shares of common stock, you may cast all or any number of such votes for one nominee or distribute such votes among any two or more nominees as you desire. Thus, for example, for the election of the two nominees being considered at this annual meeting, a shareholder owning 1,000 shares of our common stock is entitled to 2,000 votes and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute such votes as he or she desires.

If you return an executed proxy but do not expressly indicate that your votes should be cumulated in a particular fashion, the votes represented by your proxy will be distributed equally among the nominees designated by our Board of Directors or in such other fashion as will most likely ensure the election of all the nominees.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote “FOR” the election of each nominee to the Board, “FOR” the advisory vote related to the compensation of our executives, for “FOR” the amendments to our articles of incorporation, and “FOR” the ratification of our independent registered public accounting firm for 2018.

Each proxy also confers discretionary authority on our Board of Directors to vote the proxy with respect to: (i) the approval of the minutes of the last annual meeting of shareholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the annual meeting; and (iv) such other matters as may properly come before the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting, we are not aware of any business that may properly come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters as recommended by our Board of Directors or, if no recommendation is given, in accordance with the judgment of the proxy holders.

What constitutes a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to hold the meeting. As of the record date, 43,968,342 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining quorum. A “broker non-vote” occurs when a securities broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter. Votes cast by proxy will be counted by Broadridge Financial Solutions, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

How do I vote?

You can vote either in person at the meeting or by proxy even if you plan to attend the meeting. If you complete and properly sign the accompanying proxy card and return it in the enclosed reply envelope, it will be voted as you direct. If you are a shareholder of record and attend the meeting, you may deliver your completed proxy card in person. Alternatively, in lieu of signing the accompanying proxy card and returning it in the enclosed reply envelope, shareholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth in the enclosed proxy card.

Beneficial owners of shares held in “street name” who wish to vote at the meeting will have to obtain a proxy from the securities broker, bank or other nominee that holds their shares. Such beneficial owners may vote their shares by telephone or the Internet if the brokers, banks or other nominees that hold their shares make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with the proxy statement.

To avoid delays in ballot taking and counting, and in order to ensure that your proxy is voted in accordance with your wishes, we respectfully request that you give your full title when signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of an entity, or on behalf of a minor. If shares are registered in the name of more than one shareholder of record, all shareholders of record must sign the proxy card.

Can I change my vote after I return my proxy card?

Yes. After you have submitted your proxy card, you may change your vote at any time before the proxy is exercised. To do so, just send in a new proxy card with a later date or cast a new vote by telephone or over the Internet, or send a written notice of revocation to the Secretary of our Board of Directors, P.O. Box 195115, San Juan, Puerto Rico 00919-5115, delivered before the proxy is exercised. If you attend the meeting, and want to vote in person, you may request that your previously submitted proxy not be used. Attendance at the meeting will not by itself revoke a previously granted proxy.

What vote is required to approve each item and how are abstentions and broker non-votes treated?

Action with respect to the election of directors will be taken by a majority of the votes cast by shareholders represented in person or by proxy at the annual meeting and entitled to vote on the election of directors (which number will take into account the accumulation of votes described above). To be elected, each director nominee must receive more votes cast “FOR” such nominee’s election than votes cast “WITHOLD AUTHORITY” for such nominee’s election. Abstentions and broker non-votes will not be counted as either an affirmative vote or a negative vote regarding the election of directors and, therefore, will not have a legal effect on such election.

For the advisory vote on the compensation of our executives and the ratification of our independent registered public accounting firm for 2018, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required for approval. Abstentions will have the same effect as a negative vote, and broker non-votes will not be counted in determining the number of shares necessary for approval.

For the amendment to our articles of incorporation, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting will be required for approval. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

What happens if I do not give specific voting instructions?

Holder of Record. If you are a holder of record and you sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on such matter with respect to your shares (that is, a “broker non-vote”). Except for the ratification of our independent registered public accounting firm for 2018, we believe that each of the proposals set forth in this proxy statement will be considered non-routine under the rules of the New York Stock Exchange (which apply to brokers), and therefore, there could be broker non-votes on such proposals.

What happens if the annual meeting is adjourned or postponed?

Your proxy will still be valid and may be voted at the adjourned or postponed meeting. You will still be able to change or revoke your proxy before it is exercised.

How can I obtain directions to attend the annual meeting?

If you need directions to be able to attend the annual meeting and vote in person, please visit our website at www.ofgbancorp.com or contact Anreder & Company, our investor relations firm, at (212) 532-3232; email: ofg@anreder.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Our by-laws provide that the Board of Directors will consist of such number of directors as fixed from time to time by resolution of the Board. The Board of Directors has established by resolution that the number of director positions, at present nine, will be decreased to seven effective the date of our 2018 annual meeting of shareholders. Our articles of incorporation also provide that the Board of Directors will be divided into three classes of directors as nearly equal in number as possible. Each member is elected until the end of the term of their class and until their successors are duly elected and qualified. Each class serves a term of three years, and the term of only one class ends annually. Concurrently with the election of directors this year, we are proposing an amendment to our articles of incorporation to eliminate the classification of our Board of Directors effective at the 2019 annual meeting. If the amendments are approved at the 2018 annual meeting, the terms of all of our directors will expire at the 2019 annual meeting, and thereafter, all of our directors will be elected to annual terms at each annual meeting of shareholders.

Our Board of Directors also approved, upon the recommendation of our Corporate Governance and Nominating Committee, amendments to our bylaws to provide that directors in uncontested elections will be elected by a majority of the votes cast by our shareholders, rather than a plurality of the votes cast. Our Corporate Governance and Nominating Committee also approved a Director Resignation Policy requiring that any director that does not receive the majority of votes cast by our shareholders in an uncontested election submit its resignation to our Board of Directors promptly after the certification of the voting results. Thereafter, our Board of Directors will have a 90 days period to evaluate the resignation, and if the resignation is not accepted, will disclose the reasons therefore to our shareholders.

Our Board of Directors currently has one vacancy, and Mr. Radamés Peña has decided to not stand for reelection. Given the Board’s decision to decrease the number of directors from nine to seven, effective at the 2018 annual meeting, there will not be any vacancies on the Board after the meeting.

There are no arrangements or understandings between us and any person pursuant to which such person has been elected as a director. No director is related to any of our directors or executive officers, by blood, marriage or adoption (excluding those that are more remote than first cousin).

Mr. Julian S. Inclán has been nominated by our Board of Directors for election as director for one-year term expiring in 2019, and Mr. Pedro Morazzani has been nominated by our Board of Directors for election as director for a three-year term expiring in 2021. If the amendments to our articles of incorporation proposed herein are approved, the terms of all of our directors, including Mr. Morazzani, will expire at the 2019 annual meeting of shareholders, and all directors will thereafter be elected annually. Set forth below is certain information with respect to each nominee.

Julian S. Inclán Dorado, PR Director since 2008 Independent Age: 70

Mr. Inclán is the CEO and Chairman of the Board of American Paper Corporation, a distributor of fine papers, office supplies and graphic art supplies, where he also served as President from September 1994 to January 2013. He is also the Managing Partner, President and Administrator of various real estate development and investment companies. He holds an M.B.A. from Columbia University.

Our Corporate Governance and Nominating Committee recommended Mr. Inclán as a nominee, and our Board of Directors concluded that he should continue to serve as a director of the Company based on his extensive experience as a director of the Company and in managing his distribution and real estate businesses, which assist the Company in evaluating and overseeing diverse business opportunities.

Board and Committees	Meeting	Attendance
Board (Chair)	10 of 10	100%
Audit	8 of 9	88.8%
Risk and Compliance	10 of 11	90.9%
Corporate Governance and Nominating	2 of 2	100%
Compensation	2 of 2	100%
Strategic	2 of 2	100%

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
99,330	12,680	$1,816,221	14.77	4

*****

Pedro Morazzani, CPA, CVA, CFE, CGMA San Juan, PR Director since 2006 Independent Age: 65

Mr. Morazzani is a partner of the accounting firm Zayas, Morazzani & Co. and a Certified Public Accountant, Certified Valuation Analyst, Certified Fraud Examiner and Chartered Global Management Accountant. He is also the President of the Puerto Rico Chapter of the National Association of Certified Valuation Analysts. Previously, he was a Senior Manager at Peat, Marwick, Mitchell & Co. (presently known as KPMG LLP).

Our Corporate Governance and Nominating Committee recommended Mr. Morazzani as a nominee, and our Board of Directors concluded that he should continue to serve as a director of the Company based on his extensive accounting and financial expertise and his strong advocacy for corporate governance, ethics and fairness, which make him highly qualified to serve on the Board and its Audit Committee.

Board and Committees	Meeting	Attendance
Board	10 of 10	100%
Audit (Chair)	9 of 9	100%

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
33,020	0	$498,382	5.75	4

*****

If any person named as a nominee is unable or unwilling to stand for election at the time of the annual meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, the Board knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

Our Board of Directors recommends that you vote “FOR ALL” in this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to our shares of common stock beneficially owned by persons, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be beneficial owners of more than 5% of the outstanding shares. The information is based exclusively upon filings made by such persons or entities pursuant to the Exchange Act.

Name and Address of Beneficial Owner	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Aggregate Amount of Shares Beneficially Owned	Percent of Class[1]
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,652,208	0	5,765,959	0	5,765,959	13.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	47,881	3,300	4,868,544	47,656	4,916,200	11.18%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	3,518,225	0	3,693,055	0	3,693,055	8.40%
Munder Capital Management and Integrity Asset Management 480 Pierce St. Birmingham, MI 48009	3,905	2,430,977	0	2,746,501	2,746,501	6.1%
FMR LLC and Abigail P. Johnson[2] 245 Summer Street Boston, MA 02210	148,280	0	2,269,606	0	2,269,606	5.164%

1.	Beneficial owners of greater than 10% reported such holdings on Schedule 13G filed under Rule 13d-1(b), which is available only to shareholders that acquired such securities in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer, nor in connection with or as a participant in any transaction having such purpose or effect.
2.	As reported in the Schedule 13G/A filed February 13, 2018, Ms. Johnson does not have sole voting power over any shares.

The following tables set forth information as to the number of our shares of common stock and serial preferred stock beneficially owned as of December 31, 2017, by (i) the directors; (ii) the Chief Executive Officer, Chief Financial Officer, the three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers on December 31, 2017 (collectively, the “Named Executive Officers” or “NEOs”); and (iii) the directors and executive officers, including the NEOs, as a group. The information is based upon filings made by such individuals pursuant to the Exchange Act, and information furnished by each of them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (#)		Percent of Common Stock[1]
Directors
Julian S. Inclán	127,907	[2]	—
José Rafael Fernández	450,526	[3]	1.03%
Juan C. Aguayo	32,072	[4]	—
Jorge Colón-Gerena	19,450	[5]	—
Néstor de Jesús	10,000		—
Rafael F. Martínez-Margarida	17,541	[6]	—
Pedro Morazzani	31,120	[7]	—
Radamés Peña	10,700	[8]	—

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of common stock. This percentage is calculated on the basis of the 43,947,442 shares of common stock outstanding as of December 31, 2017.
2.	This amount includes 32,377 shares as to which he has shared investment and voting power and 3,100 restricted units that are subject to a restricted period that will lapse within 60 days.
3.	This amount includes 275,875 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days, 6,716 shares that he owns through our 401(k)/1081.01(d) Plan, and 7,000 shares owned by his wife.
4.	This amount includes 1,600 restricted units that are subject to a restricted period that will lapse within 60 days.
5.	This amount includes 500 restricted units that are subject to a restricted period that will lapse within 60 days.
6.	This amount includes 1,400 restricted units that are subject to a restricted period that will lapse within 60 days.
7.	This amount includes 2,000 restricted units that are subject to a restricted period that will lapse within 60 days.
8.	This amount includes 700 restricted units that are subject to a restricted period that will lapse within 60 days.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (#)		Percent of Common Stock[1]
Named Executive Officers
José Rafael Fernández	450,526	[2]	1.03%
Ganesh Kumar	150,454	[3]	—
Maritza Arizmendi	12,500	[4]	—
Ramón Rosado-Linera	27,044	[5]	—
César Ortiz	43,170	[6]	—
Directors and Executive Officers as a Group[7]	1,050,239		2.39%

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of common stock. This percentage is calculated on the basis of the 43,947,442 shares of common stock outstanding as of December 31, 2017.
2.	This amount includes 275,875 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days, 6,716 shares that he owns through our 401(k)/1081.01(d) Plan, and 7,000 shares owned by his wife.
3.	This amount includes 103,768 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days, 700 restricted units that are subject to a restricted period that will lapse within 60 days, 395 shares that he owns through our 401(k)/1081.01(d) Plan, and 10,000 shares that he owns through his deferred compensation trust account.
4.	This amount includes 7,500 shares that she may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days and 400 restricted units that are subject to a restricted period that will lapse within 60 days.
5.	This amount includes 18,850 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days, 400 restricted units that are subject to a restricted period that will lapse within 60 days, and 1,969 shares that he owns through our 401(k)/1081.01(d) Plan.
6.	This amount includes 26,300 shares that he may acquire upon the exercise of stock options that are exercisable or that will become exercisable within 60 days and 10,442 shares that he owns through our 401(k)/1081.01(d) Plan.
7.	The group consists of 13 persons including all directors, Named Executive Officers, and executive officers who are not directors.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Series B Preferred Stock (#)	Percent of Series B Preferred Stock[1]
Directors and Named Executive Officers
Radamés Peña	25,662	1.86%
Directors and Executive Officers as a Group[2]	25,662	1.86%

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of such preferred stock.
2.	The group consists of 13 persons including all directors, Named Executive Officers, and executive officers who are not directors.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Series D Preferred Stock (#)	Percent of Series D Preferred Stock[1]
Directors and Named Executive Officers
Julian S. Inclán	12,680	1.32%
José Rafael Fernández	5,560	—
Directors and Executive Officers as a Group[2]	32,260	3.36%

1.	Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the outstanding shares of such preferred stock.
2.	The group consists of 13 persons including all directors, Named Executive Officers, and executive officers who are not directors.

For purposes of the foregoing tables, beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which shares are deemed to be beneficially owned by a person if he or she directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote or direct the voting of the shares, and/or the power to dispose or direct the disposition of the shares, whether or not he or she has any economic interest therein. Unless otherwise indicated in the foregoing tables, the named beneficial owner has sole voting and investment power with respect to the shares, subject, in the case of those directors and officers who are married, to the marital community property laws of Puerto Rico. Under Rule 13d-3, a person is deemed to have beneficial ownership of any shares of common stock which he or she has a right to acquire within 60 days, including, without limitation, pursuant to the exercise of any option, warrant or right. Shares of common stock which are subject to such options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person, but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person.

INFORMATION WITH RESPECT TO CERTAIN DIRECTORS AND

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Set forth below is certain information with respect to each director whose term continues.

Directors whose terms expire in 2019

José R. Fernández San Juan, PR Director since 2005 Non-Independent Age: 54

Mr. Fernández is the President, CEO and a Vice Chairperson of the Board of Directors of the Company and Oriental Bank. He is also the Chairperson of the Boards of Directors of all of our other subsidiaries, and the President of Oriental Insurance LLC and Oriental International Bank, Inc. Since becoming CEO, Mr. Fernández has successfully developed the Company into a full service commercial bank that today has grown into one of Puerto Rico’s leading banking and financial services companies through successful acquisitions. Prior to being named CEO, Mr. Fernández managed each of our core businesses and established the Company’s leadership in trust and retirement services in Puerto Rico. From 2011 to 2016, he was appointed to the Community Depository Institutions Advisory Council established by the Federal Reserve Bank of New York.

Mr. Fernández holds a B.S. from the University of Notre Dame and an M.B.A. from the University of Michigan. He is a member of the Business Advisory Council of the University of Notre Dame’s Mendoza Business School and of the Advisory Board of the Puerto Rico Conservation Trust. He also serves as Chairman of the Board of Trustees of Sacred Heart University, Santurce, Puerto Rico.

Our Board of Directors concluded that he should serve as a director of the Company based on his extensive knowledge of our business, his 30 years of experience in the financial services industry, and his instrumental role in our continued success. As our CEO and Vice Chairperson, Mr. Fernández has consistently demonstrated an ability to exercise sound business judgment and prudent management skills. Furthermore, his active involvement in community and civic affairs represents an ethical character that we seek in our leaders and company culture.

Board and Committees	Meeting	Attendance
Board (Vice Chair)	10 of 10	100%
Strategic	2 of 2	100%

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
395,201	5,560	$6,103,900	7.06	4

*****

Néstor de Jesús Guaynabo, PR Director since 2016 Independent Age: 66	Mr. de Jesús was an investment banker for 30 years, most recently serving as the Director of the Puerto Rico Office of Barclays Capital. He also recently served on the Board of Directors and as Chair of the Audit Committee of the Government Development Bank for Puerto Rico. Mr. de Jesús holds a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from University of Michigan.

Our Board of Directors concluded that he should serve as a director of the Company based on his prior investment banking experience, his experience as a director of a major Puerto Rico public instrumentality, and his extensive financial expertise, which make him highly qualified to fulfill his responsibilities as a director of the Company.

Board and Committees	Meeting	Attendance
Board	10 of 10	100%
Corporate Governance and Nominating	2 of 2	100%
Risk and Compliance	11 of 11	100%
Strategy	2 of 2	100%

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
11,200	0	$169,045	2.77	N/A

*****

Directors whose terms expire in 2020

Juan C. Aguayo, PE, MSCE San Juan,PR Director since 2004 Independent Age: 54	Mr. Aguayo is President and CEO of various companies dedicated to construction, steel fabrication, industrial real estate and integrated design-build-maintenance services, including SSW Engineering & Construction, LLC, Structural Steel Works, Inc., Structural Steel Manufacturing, Inc., SSW Realty, Inc. and DBM Group, LLC. He has also served on the Boards of Directors of several non-profit organizations, including the Board of Directors of the Association of Structural Steel Fabricators, Associated General Contractors of America (Puerto Rico Chapter), and the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico. Mr. Aguayo holds a B.S. (Civil Engineering) from Princeton and a Masters (Civil Engineering) from the Massachusetts Institute of Technology.

Our Board of Directors concluded that he should serve as a director of the Company based on his success as a CEO in the construction and manufacturing industries, and his participation in business associations, which may be valuable towards identifying and evaluating business risks and opportunities for the Company.

Board and Committees	Meeting	Attendance
Board	9 of 10	90%
Risk and Compliance	10 of 11	90.9%
Corporate Governance and Nominating (Chair)	2 of 2	100%

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
33,572	0	$506,713	7.47	4

*****

Rafael F. Martínez- Margarida, CPA, CMC, CVA Guaynabo, PR Director since 2013 Independent Age: 69	Mr. Martínez-Margarida is a certified public accountant and management consultant in private practice. He also serves and chairs the Boards of Directors of the Puerto Rico Endowment for the Humanities and Fundación C. & S. Levis, both non-profit organizations. Previously, he was the Managing Partner of the Puerto Rico office of PricewaterhouseCoopers LLP, where he worked from 1977 to 2004. He also previously served as a member of the Board of Directors of Banco Bilbao Vizcaya Argentaria Puerto Rico (“BBVAPR”), which was acquired by the Company, the Government Development Bank for Puerto Rico, the Commonwealth’s former fiscal agent, the former Telecomunicaciones de Puerto Rico Inc. (Puerto Rico Telephone or TELPRI), and the Sacred Heart University, San Juan, Puerto Rico. He holds a B.S. from Fairfield University and an M.B.A. from Columbia University. Mr. Martínez-Margarida is a member of the Puerto Rico College of Certified Public Accountants, the American Institute of Certified Public Accountants, and the American Institute of Management Consultants.

Our Board of Directors concluded that he should serve as a director of the Company based on his over 40 years of experience advising financial institutions, industrial and commercial businesses, non-profit entities and the public sector and his previous experience serving on various boards of directors.

Board and Committees	Meeting	Attendance
Board	10 of 10	100%
Audit	9 of 9	100%
Risk and Compliance (Chair)	11 of 11	100%
Strategic	2 of 2	100%

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
19,341	0	$291,920	4.52	4

*****

Jorge Colón- Gerena San Juan, PR Director since 2014 Independent Age: 51	Mr. Colón-Gerena is the President, CEO and principal shareholder of various restaurant franchise operations that have the exclusive rights in Puerto Rico to the Wendy’s, Applebee’s, Famous Dave’s, Sizzler, Longhorn, Olive Garden and Red Lobster franchises.
Our Board of Directors concluded that he should serve as a director of the Company based on his extensive experience in retail food service franchises, which complements the diversity of experience of our Board.

Board and Committees	Meeting	Attendance
Board	10 of 10	100%
Audit	8 of 9	88.9%
Strategic	1 of 1	100%
Compensation (Chair)	2 of 2	100%

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
20,850	0	$314,696	4.81	4

Executive officers who are not directors

The following information is provided with respect to the executive officers who do not serve on our Board of Directors. There are no arrangements or understandings pursuant to which any of the following executive officers was selected as an officer of the Company. No executive officer is related to any of our directors or executive officers, by blood, marriage or adoption (excluding those that are more remote than first cousin).

Ganesh Kumar Senior Executive Vice President and Chief Operating Officer San Juan, PR Age: 53	In March 2017, Mr. Kumar was appointed Senior Executive Vice President and Chief Operating Officer. In this role, he leads a consolidated retail business under one customer centric structure and is responsible for the Company’s strategic business development and expansion. Prior to his appointment, Mr. Kumar served as Executive Vice President and Chief Financial Officer responsible for corporate finance, strategic planning, accounting and financial reporting, and business analytics. Previously, he served as our Chief Operating Officer and Chief Risk Officer. Before joining the Company in 2004, he was a director of consulting at Gartner Inc. (NYSE: IT), an industry leading research and advisory firm where he assisted a wide array of financial service companies develop technology-enabled strategies and operational plans to meet desired results. Prior to Gartner, he was a manager at McKesson Corporation (NYSE: MCK) from 1997 to 1999; a planning and technology architect at Intercontinental Hotels Group (NYSE: IHG) from 1995 to 1997; and a consultant to financial services clients worldwide from 1986 to 1995.

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
110,314	0	$1,665,006	3.51	3

*****

Maritza Arizmendi, CPA, Esq. Executive Vice President and Chief Financial Officer San Juan, PR Age: 49	In March 2017, Ms. Arizmendi was named Executive Vice President and Chief Financial Officer responsible for corporate finance, accounting and financial planning and reporting, and business analytics. She previously served as our Senior Vice President of Corporate Finance and Chief Accounting Officer. Previously at BBVAPR, she served in turn as Chief Financial Officer and Treasurer, Senior Vice President of Financial Planning, and Vice President of Risk Management. Prior to its acquisition by BBVAPR, Ms. Arizmendi was a Vice President of Loan Review at Poncebank. Her career began at PricewaterhouseCoopers LLP, where she attained the position of Senior Auditor. Ms. Arizmendi received her B.S. (Accounting) and Juris Doctor from the University of Puerto Rico. She is a Certified Public Accountant and is admitted to practice law in Puerto Rico.

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
10,000	0	$150,933	0.58	1.5

*****

Ramón Rosado- Linera, Esq. Senior Vice President and Treasurer San Juan, PR Age: 54	Mr. Rosado-Linera over 30 years of experience in bank treasury and investment portfolio management. Prior to joining the Company in October 2010, he was the Treasurer and Chief Investment Officer of Westernbank Puerto Rico, and before that, he was Executive Vice President and Treasurer of BBVAPR. He served as a member of the various executive committees, including the Asset/Liability Management Committees, of both banks. Mr. Rosado-Linera has a B.S. (Finance) from Georgetown University, an M.B.A. from George Washington University, and a Juris Doctor from the University of Puerto Rico. He is admitted to practice law in Puerto Rico.

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
23,519	0	$354,980	1.40	2

*****

César Ortiz, CPA., Esq. Senior Vice President and Chief Risk Officer San Juan, PR Age: 43	In March 2018, Mr. Ortiz was appointed the director of Commercial Credit and Operations overseeing commercial credit underwriting, administration and workouts. He most recently served as our Chief Risk Officer after having served first as our Controller and then as our Chief Accounting Officer. Prior to joining the Company, he worked at Doral Financial Corporation as Chief Accounting Officer and Controller. He started his career in the financial services industry at PricewaterhouseCoopers, LLP where he attained the position of Senior Manager. Mr. Ortiz received his B.S. (Business Administration) from the University of Puerto Rico, his M.B.A. from the MIT Sloan School of Management, and his Juris Doctor from the Interamerican University. He is a Certified Public Accountant, Certified Management Accountant, Certified Financial Manager and Certified Bank Auditor, and is admitted to practice law in Puerto Rico.

Stock Ownership Policy Compliance as of December 31, 2017:

Qualifying Common Stock	Qualifying Preferred Stock	Total Value	Multiple of Compensation	Applicable Minimum Multiple Requirement
39,445	0	$595,357	2.38	2

BOARD INDEPENDENCE, LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Except for José Rafael Fernández, who is our President and CEO, all of our directors are “independent” pursuant to the corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”) for listed companies.

Our Board of Directors has adopted standards and definitions to assist it in the evaluation of the independence of its members. The standards and definitions adopted by the Board describe various types of relationships that could potentially exist between a director and the Company and sets thresholds at which such relationships would be deemed to be material. If no relationship or transaction exists that would disqualify a director from being independent under such standards and definitions, and no other relationships or transactions exist of a type not specifically mentioned therein that in the Board’s opinion, taking into account all facts and circumstances, would impair a director’s ability to exercise his or her independent judgment, the Board will deem such director to be independent. Such standards and definitions are available on our website at www.ofgbancorp.com.

Our Board of Directors has nine positions and only one who is a non-independent member, the CEO. At present, the roles of Chairperson and CEO are split. At the 2018 annual meeting, the number of positions on the Board of Directors will decrease to seven. The position of Chairperson is held by Mr. Inclán, an independent director since 2008, and the position of CEO is held by Mr. Fernández, a director and CEO since 2005. Mr. Fernández has led our transformation into one of Puerto Rico’s leading banking and financial service companies with the successful acquisition of two Puerto Rico banks.

Pursuant to our bylaws, and as part of its review of corporate governance and succession planning, our Board of Directors, led by the Corporate Governance and Nominating Committee, conducts an annual self-evaluation and determines the most effective board leadership structure for the Company. Our Board of Directors also recognizes that different structures may be appropriate for the Company at different times. In this regard, the Board chooses whether to keep the roles of CEO and Chairperson separate or whether to have one person serve in both capacities.

Our corporate leadership structure has a split in the roles of the Chairperson of the Board and the CEO. The position of Board Chairperson is held by Mr. Inclán, an independent director, whereas the position of CEO is held by Mr. Fernández. We believe that the separation of the Chairperson and CEO positions is the most appropriate structure for us at this time.

In order to align the interests of our directors and top executives with our shareholders, the Board adopted the Officers and Directors Stock Ownership Policy. Pursuant to such policy, our directors are required to hold common and preferred stock of the Company with a total value that is not less than four times their annual cash compensation within a period of 3 years of their first equity award.

Our Board of Directors, its Audit Committee, Compensation Committee, Risk and Compliance Committee, and the Bank’s Credit Committee and management’s Asset and Liability Management Committee (the “ALCO Committee”), Credit Risk Committee and Risk Management and Compliance Committee, are actively involved in overseeing the management of the risks involved in our business and operations. However, the Board ultimately determines the level of risk that is acceptable for the Company within general guidelines and regulatory requirements. The Board considers that effective risk management is a fundamental part of good management practice and is committed to maintaining sound risk management systems. To this end, the Board is responsible for adopting several risk policies and reviewing the effectiveness of our risk management program. In order to appropriately discharge their risk oversight functions, the Board, the Audit Committee, the Compensation Committee, and the Risk and Compliance Committee have access to senior management and the right to consult with and retain independent legal and other advisors at our expense pursuant to our Corporate Governance Principles and Guidelines. The Board, the Audit Committee and the Risk and Compliance Committee also regularly meet with and receive written reports from senior management, including our Chief Risk Officer and Internal Audit Department, who evaluate significant risk exposures and contribute to our risk management and internal control system. The Compensation Committee assists the Board in ensuring that our compensation program encourages decision-making that is in the best long-term interest of the Company and its shareholders as a whole, and does not encourage excessive or inappropriate risk-taking. Moreover, the ALCO Committee has responsibility for overseeing the management of our assets and liabilities to balance our risk exposures. Its principal objective is to enhance profitability while maintaining appropriate levels of liquidity and interest rate risks. The Credit Committee of the Bank’s Board and management’s Credit Risk Committee have responsibility for setting strategies to achieve our credit risk goals and objectives in accordance with the credit policy approved by our Board of Directors. The Risk Management and Compliance Committee has responsibility for the implementation of our risk management program. In sum, all such committees assist and report to the Board in connection with the monitoring and oversight of certain risks and/or the implementation of the policies and objectives adopted by the Board.

BOARD MEETINGS

Our Board of Directors held 10 meetings in 2017. No incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings of Board committees in which he served in that year. Board members are required to attend our annual meeting of shareholders. All Board members then in office attended last year’s annual meeting of shareholders.

EXECUTIVE MEETINGS OF NON-MANAGEMENT DIRECTORS

Our Board of Directors holds regular meetings of “non-management directors” (that is, directors who are not executive officers of the Company) to promote open discussions and better communication among such directors. Julian S. Inclán, the Chairperson of the Board, has been chosen to preside at such meetings.

BOARD COMMITTEES

Our Board of Directors has a standing the Audit Committee, Risk and Compliance Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Strategic Committee.

The Audit Committee assists our Board of Directors in its oversight of our financial reporting process and meets regularly without management’s presence. It fulfills its oversight responsibilities by reviewing: (a) the integrity of the financial reports and other financial information provided by us to any governmental or regulatory body or to the public; and (b) our auditing, accounting, and financial reporting processes generally. The members of this committee are Pedro Morazzani, Chairperson, Rafael F. Martínez-Margarida, Jorge Colón-Gerena and Julian S. Inclán. Our Board of Directors has determined that each member of this committee is financially literate or has accounting or related financial management expertise, and that both Pedro Morazzani and Rafael F. Martínez-Margarida are “audit committee financial expert,” as such term is defined in Item 407(d)(5) of U.S. Securities and Exchange Commission (“SEC”) Regulation S-K. It met 9 times in 2017.

The Audit Committee operates pursuant to a written charter that has been approved by our Board of Directors, a current copy of which is available on our website at www.ofgbancorp.com. All of its members are independent directors as required by the NYSE and the SEC.

The Risk and Compliance Committee assists our Board of Directors in its oversight of our internal controls, enterprise risk management, and legal and regulatory compliance. It fulfills its oversight responsibilities by reviewing our systems of internal controls regarding finance, accounting, legal and regulatory compliance, and ethics that management and our Board of Directors have established. The members of this committee are Rafael F. Martínez-Margarida, Chairperson, Néstor de Jesús, Juan C. Aguayo and Julian S. Inclán. It met 11 times in 2017.

The Risk and Compliance Committee operates pursuant to a written charter that has been approved by our Board of Directors, a current copy of which is available on our website at www.ofgbancorp.com. All of its members are independent directors.

The Compensation Committee discharges the responsibilities of our Board of Directors relating to compensation of our directors and executive officers. Its general responsibilities are: (a) reviewing and approving corporate goals and objectives relevant to the compensation of the CEO; (b) evaluating the CEO’s performance in light of those goals and objectives; (c) making recommendations to our Board of Directors with respect to CEO compensation, and approving director and executive officer compensation; (d) producing a committee report on executive compensation; and (e) conducting an annual performance evaluation of itself. This committee also administers our equity-based compensation plan and is given absolute discretion to, among other things, construe and interpret the plan; to prescribe, amend and rescind rules and regulations relating to the plan; to select the persons to whom plan awards will be given; to determine the number of shares subject to each plan award; and to determine the terms and conditions to which each plan award is subject. The members of this committee are Jorge Colón-Gerena, Chairperson, Julian S. Inclán and Radamés Peña. It met 2 times in 2017.

The Compensation Committee operates pursuant to a written charter that has been approved by our Board of Directors, a current copy of which is available on our website at www.ofgbancorp.com. All of its members are independent directors as required by the NYSE.

The Corporate Governance and Nominating Committee assists our Board of Directors by: (a) identifying individuals qualified to become directors consistent with criteria approved by the Board; (b) selecting or recommending that the Board select the director nominees for the next annual meeting of shareholders; (c) developing and recommending to the Board a set of corporate governance principles applicable to us that are consistent with sound corporate governance practices and in compliance with applicable legal, regulatory, or other requirements; (d) monitoring and reviewing any other corporate governance matters which the Board may refer to this committee; and (e) performing an annual evaluation of the Board, Board committees and each of the directors individually. The members of this committee are Juan Carlos Aguayo, Chairperson, Julian S. Inclán, Néstor de Jesús and Radamés Peña. It met 2 times in 2017.

The Corporate Governance and Nominating Committee operates pursuant to a written charter that has been approved by our Board of Directors, a current copy of which is available on our website at www.ofgbancorp.com. All of its members are independent directors as required by the NYSE.

Pursuant to our by-laws, no nominations for directors, except those made by our Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee, will be voted upon at the annual meeting unless other nominations by shareholders are made in writing, together with certain information about the nominating shareholder and the nominee, including the nominee’s qualifications for service and his or her written consent to serve on our Board of Directors if elected, and delivered to the Secretary of the Board at least 120 days prior to the anniversary date of the mailing of proxy materials in connection with last year’s annual meeting. Ballots bearing the names of all of the persons nominated by our Board of Directors and by shareholders, if properly made, will be provided for use at the annual meeting. The Corporate Governance and Nominating Committee has not established any specific, minimum qualifications that it believes must be met by a nominee recommended by such committee for a position on our Board of Directors. The Committee instead considers general factors, including, without limitation, the candidate’s experience with other businesses and organizations, the interplay of such experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any of its committees.

The Corporate Governance and Nominating Committee generally identifies qualified candidates on the basis of recommendations made by existing directors, management, or independent consultants. There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. The committee will consider potential nominees by management, shareholders or other members of the Board, and develop and evaluate information from a variety of sources regarding the potential nominee before making a decision.

Pursuant to its charter, the Corporate Governance and Nominating Committee considers diversity, among other factors such as competencies, experience, age and other appropriate qualities, to determine which candidates it recommends to our Board of Directors for approval as nominees. The committee focuses mainly on achieving a balance of experience on the Board that represents a cross-section of the local community, including directors with experience in the public and private sectors, experience in the medical, legal and accounting professions, and experience in a variety of industries relevant to our business needs. To achieve such balance, the committee periodically updates and reviews a Board skills matrix to determine any shortcomings in the diversity and competencies of the Board and to assist in identifying nominees for directors that have the skills and knowledge to strengthen the Board.

CORPORATE GOVERNANCE PRINCIPLES AND GUIDELINES

We have adopted a set of Corporate Governance Principles and Guidelines to promote the functioning of our Board of Directors and its committees, to protect and enhance shareholder value, and to set forth a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. We have also adopted a Code of Business Conduct and Ethics that reaffirms our basic policies of business conduct and ethics for our directors, officers, employees and agents. It consists of basic and general standards of business as well as personal conduct. The Corporate Governance Principles and Guidelines and the Code of Business Conduct and Ethics are available on our website at www.ofgbancorp.com.

Any shareholder who desires to contact our Board of Directors or any of its members may do so by writing to: Chairperson of the Board, OFG Bancorp, P.O. Box 195145, San Juan, Puerto Rico 00919-5145. Alternatively, any interested party, including, without limitation, shareholders and employees, may communicate directly with the independent members of the Board or report possible legal or ethical violations, including, without limitation, concerns regarding questionable accounting or auditing matters. Any such interested party may direct his or her written communication or report, anonymously, to the Chairperson of the Audit Committee. The mailing, postage prepaid, should be marked “confidential” and addressed as follows:

Chairperson of Audit Committee OFG Bancorp P.O. Box 195145 San Juan, Puerto Rico 00919-5145	or	Chairperson of Audit Committee OFG Bancorp Oriental Center 254 Muñoz Rivera Avenue, 15th Floor San Juan, Puerto Rico 00918

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are required to have a separate non-binding shareholder vote to approve the compensation of our Named Executive Officers at least once every three years. This is commonly known as a “say-on-pay” vote. At the annual meeting of shareholders held in 2017, a majority of our shareholders voted in favor of holding the say-on-pay vote every year. As previously disclosed, the Company has decided to hold such vote every year until the next shareholder advisory vote on the frequency of future advisory votes on executive compensation.

We have in place a comprehensive executive compensation program under the oversight of the Compensation Committee of our Board of Directors. Our program is described under the heading “Compensation Discussion and Analysis” and in the tabular and narrative disclosures related to Named Executive Officers in this proxy statement. The Compensation Committee continually monitors the program as well as general economic, regulatory and legislative developments affecting executive compensation.

Our executive compensation program is intended to reward achievements of individual and business performance objectives, and to align such objectives with our corporate governance principles and the creation of shareholder value. Our main objective is to attract and retain the most talented and effective executive team for the Company by providing an appropriate mix of fixed versus variable compensation while emphasizing pay-for-performance in accordance with our short and long term goals. We will continue to pursue compensation arrangements that are intended to align the financial interests of our executives with the long-term interests of our shareholders.

This proposal gives you the opportunity to vote for or against, or abstain from voting on, the following resolution related to the compensation of our Named Executive Officers:

RESOLVED, that the compensation paid to the Company’s named executive officers disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Since your vote is advisory, it is not binding on the Company or our Board of Directors, and may not be construed as overruling any of our executive compensation decisions. However, our Board of Directors and its Compensation Committee may take into account the voting results when considering future compensation arrangements.

Our Board of Directors recommends that you vote “FOR” this proposal.

PROPOSAL 3: AMENDMENT TO ARTICLES EIGHTH AND TENTH OF OUR ARTICLES OF INCORPORATION

Our Board of Directors recommends the amendment of Articles Eighth and Tenth of our articles of incorporation in the manner shown in Appendix A hereto. The proposed amendment to Article Eighth would eliminate the classification of the Board of Directors into three classes each elected to three year terms effective at the 2019 annual meeting of shareholders. At such meeting, all of the terms of office of the our directors will expire, and thereafter, all of the directors will be elected on an annual basis to a term expiring at the next succeeding annual meeting of shareholders, or when their successors are duly elected and qualified.

The proposed amendment to Article Tenth would eliminate this Article in its entirety. This Article provides that a vote of 75% of the total number of outstanding shares is required to approve any proposal that does not have the approval of 80% of the Board of Directors and that seeks to (i) amend Article Tenth, (ii) approve a business combination, or (iii) approve the dissolution of the Company. Upon the elimination of Article Tenth, the approval of business combinations or the dissolution of the Company will only require a majority of the total number of outstanding shares.

These changes will be effective upon the filing of the amendment to the articles of incorporation with the Department of State of the Commonwealth of Puerto Rico.

The Board of Directors unanimously approved this proposal upon the recommendation of the Corporate Governance and Nominating Committee to align our shareholders’ rights with best corporate governance practices. The resolutions attached to this proxy statement as Appendix A will be submitted for adoption at this annual meeting. These amendment to our articles of incorporation require the affirmative vote of a majority of the outstanding shares of our common stock. Therefore, abstentions and broker non-votes will have the same effect as votes cast against this proposal.

Our Board of Directors recommends that you vote for “FOR” this Proposal.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2018, and has further directed that the selection of such firm be submitted for ratification by the shareholders at this annual meeting. KPMG has served as our independent registered public accounting firm since 2005. Neither our articles of incorporation nor our by-laws require that our shareholders ratify the selection of such firm. If our shareholders do not ratify the selection, the

Audit Committee will reconsider whether or not to retain KPMG, but may nonetheless retain it. Even if the selection is ratified, the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in our best interest.

KPMG will have representatives present at the annual meeting who will have an opportunity to make a brief statement if they desire to do so, and who will be available to respond to appropriate questions that may arise.

Our Board of Directors recommends that you vote “FOR” this proposal.

INDEPENDENT AUDITOR

KPMG served as our independent registered public accounting firm for the year ended December 31, 2017. The services that KPMG provided to the Company and its subsidiaries included the examination of our consolidated financial statements, limited revisions of our quarterly reports, audits of some of our subsidiaries, audits of our employee benefits plan, services related to our filings with the SEC and other regulatory agencies, and consultations on various tax and accounting matters.

The Audit Committee reviewed and approved all audit and non-audit services rendered by KPMG to the Company and its subsidiaries, and concluded that the provision of such services was compatible with the maintenance of KPMG’s independence in the conduct of its auditing functions. The Audit Committee has adopted a pre-approval policy regarding the procurement of audit and non-audit services, which is available on our website at www.ofgbancorp.com. The Audit Committee intends to review such policy periodically.

The aggregate fees billed by KPMG for the years ended December 31, 2017 and 2016 for the various services provided to the Company and its subsidiaries were as follows:

Type of Fees	Year Ended December 31, 2017 ($)	Year Ended December 31, 2016 ($)
Audit Fees	1,324,852	2,149,500
Audit-Related Fees	—	—
Tax Fees	127,420	162,736
All Other Fees	1,780	—

	1,454,052	2,312,236

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements, including the audit of our internal control over financial reporting, and review of financial statements included on our Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements; (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

COMPENSATION RISK ASSESSMENT

Our compensation program is a key component of the Company’s overall compliance and pay-for-performance culture. The Board’s Compensation Committee, with the assistance of our internal risk management staff, regularly reviews this program and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

We believe that our approach to setting goals and targets with payouts at multiple levels of performance and the evaluation of annual performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our compensation program reflect sound risk management practices, including our Compensation Recoupment Policy and our Directors and Officers Stock Ownership Policy, which are described below under the heading “Compensation Discussion and Analysis.”

We allocate compensation among base salary and incentive compensation (bonus and equity awards) to target opportunities in such a way as to not encourage excessive risk-taking. Furthermore, although the performance measures that determine bonus and equity awards for certain business unit leaders are based in part on the achievements of their respective business units, the measures that determine payouts for all of our executives include company-wide metrics. Such metrics, which are not controlled or overly influenced by the results of any single business unit, are given greater weight in the case of NEOs. This is based on our belief that applying company-wide metrics encourages decision-making that is consistent with our philosophy and that is in the best long-term interests of the Company and its shareholders as a whole. Moreover, the mix of equity awards in our incentive program, which includes full value awards such as restricted stock units, and the minimum stock ownership requirements applicable to our top executives also mitigate risk. In addition, the multi-year vesting of our equity awards properly accounts for the time horizon of risk. Finally, each employee’s compliance with our internal policies and procedures, including ethics standards, is an important element of our annual bonus determinations.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We are guided by the principle that our compensation program must not only promote our long-term success, but also provide significant rewards for outstanding financial performance while establishing clear consequences for under-performance. To this end, each element of compensation takes into account not only our competitive position and goals, but also each executive’s individual performance, commitment and achievements.

Compensation Philosophy and Objectives

The compensation program for our executives, including our Named Executive Officers, is intended to reward achievements of individual and business performance objectives, and align such objectives with our corporate governance principles and the creation of shareholder value. It is also intended to attract and retain the most talented and effective executive team for us. Accordingly, the main objectives of our compensation program are to:

•	Attract and retain seasoned executives;

•	Reward superior performance and risk management at competitive levels;

•	Promote integrity and living the stated organization values;

•	Create long-term financial incentives; and

•	Increase stock ownership.

Our general philosophy for setting executive compensation is to increase base salary only in the case of promotions or as necessary in light of compensation data for comparable positions at peer group companies. Furthermore, a significant component of our compensation program for executives, including the NEOs, is incentive (variable) compensation that is tied to financial, operational and strategic results. Therefore, such compensation may vary depending on the level of achievement of specific performance measures linked to our business goals. We operate in a challenging market serving almost exclusively clients located in Puerto Rico, and our compensation program is a critical tool for maintaining our competitiveness.

The Compensation Committee of our Board of Directors plays a key role in the development of our compensation program. It consists entirely of independent directors and operates under a written charter approved by our Board of Directors, which is publicly available at www.ofgbancorp.com. Each meeting of the Compensation Committee has an agenda established in accordance with an annual calendar set by its Chairperson in consultation with the Chairperson of the Board, senior management and the committee members. Additional discussion topics related to external or internal events are added to the agenda from time to time as necessary. The Compensation Committee receives and reviews materials in advance of each meeting, including information on management’s analyses and recommendations. As appropriate, it looks to our senior management and our Human Resources and Internal Audit Departments for support in its work. In the past, our senior management has considered in making its recommendations, among other information, an industry compensation and benefits study sponsored by the Puerto Rico Bankers Association and prepared by a compensation consultant. While the Compensation Committee values input and advice from these and other sources, it exercises its independent judgment in reaching its decisions.

We are cognizant of our competitive environment for superior executive talent and seek to maintain a compensation strategy that is competitive in the financial services industry in Puerto Rico and the United States. In evaluating our compensation program and authorizing bonus or equity grants under this program, the Compensation Committee takes into account several factors, including the total compensation package, individual and business performance, risk management, total compensation-related expense, and percentage of income allocated to compensation-related costs.

2017 Advisory Vote on Executive Compensation

At the 2017 annual meeting of shareholders, our shareholders expressed their continued support of our executive compensation program by approving the compensation of NEOs. More than 95% of the votes cast supported our executive compensation program. Following the advisory vote, we continue to believe that our executive compensation program is designed to support the Company and our business strategies in concert with our compensation philosophies and objectives.

Elements of Compensation

To assure the appropriate mix of fixed versus variable compensation and focus on both short and long-term business performance, we have established four basic elements for our executive compensation program: base salary, annual cash bonus awards, long-term equity-based compensation, and change-in-control compensation. It is the Compensation Committee’s intention that the compensation paid to our NEOs be deductible by the Company for Puerto Rico income tax purposes, unless there are valid compensatory reasons for paying nondeductible amounts in order to ensure competitive levels of total compensation.

Base Salary. Base salary is generally designed to be competitive with comparable executive positions in peer group companies in the U.S. and Puerto Rico. However, each executive’s actual salary varies based on the complexity and unique challenges of his or her position, individual skills, experience, background and performance. Survey data for corporate executive salaries in Puerto Rico is also taken into consideration in determining any periodic increases. Base salaries for NEOs are reviewed at least annually by the Compensation Committee.

Annual Cash Bonus Awards. Our annual cash bonus awards reflect a combination of two key elements: level of attainment of business performance targets and individual performance ratings. Business performance targets consist of company and business unit targets based on annual performance goals approved by the Compensation Committee. We maintain performance scorecards for measuring financial, operational and strategic results to determine the level of attainment of our annual performance goals, and assign a weight to each performance measure, with the sum of the weights equal to 100%. Each executive’s performance bonus is based on one or more of the corporate scorecard and the business unit scorecards applicable to the executive. Individual performance evaluations are also considered for our Senior Vice Presidents. A minimum rating on the individual performance evaluations is always required to be eligible for any annual cash bonus. Each target bonus is expressed as a percentage of the executive’s base salary. We may also grant additional special bonuses from time to time to executives in recognition of extraordinary contributions that may not be reflected in the results of their scorecards, in lieu of long term incentive equity awards for NEOs that have already acquired a significant position in our common stock, or to ensure the retention of key executives.

The annual cash bonus award for our CEO, COO and CFO is based solely on the results of our corporate scorecard. For our Senior Vice Presidents, it is based on a combination of the corporate scorecard and the scorecard results of one or more business units. In addition to the corporate and business unit scorecards, the annual cash bonuses for our Senior Vice Presidents take into account the results of their individual performance evaluations.

Long-Term Incentive Compensation. Our long-term incentives are designed to ensure that executives have a continuing stake in our success and to encourage executives to focus on performance goals that will enhance the value of our franchise and capital stock. Such incentives are also designed to retain key executives, reward risk management, and link executive performance to the creation of franchise and shareholder value. Pursuant to our Officers and Directors Stock Ownership Policy, we require our NEOs (among other officers) to own a minimum amount of our equity stock (based on the higher of the market or book value of the stock) equal to four times annual base salary in the case of our CEO, three times annual base salary in the case of certain executive officers, including our COO and CFO, and two times annual base salary in the case of other key officers, including our Treasurer and Senior Vice President of Commercial Credit and Operations. Our executives are required to comply in periods ranging from 2 to 4 years after they receive their first equity award following their appointment. In addition, our Insider Trading and Blackout Policy prohibits all of our employees from entering into any transaction to hedge or offset any decrease in the market value of our securities. We believe that these policies align our executives’ interests with that of our shareholders.

Our Omnibus Plan, an equity based performance incentive plan, provides for awards of stock options, restricted shares, restricted stock units, performance shares, performance units, stock appreciation rights, and dividend equivalent rights. The Compensation Committee has discretion to grant awards from time to time under the Omnibus Plan, to determine the eligible individuals to whom awards will be granted, and to establish the terms and conditions of each award. The Compensation Committee has approved a three year vesting period for awards of restricted units and a five year vesting schedule for options with a quarter of the option awards vesting annually starting on the second anniversary of the award. Option awards may not be repriced or repurchased by the Company. We believe that the Omnibus Plan reflects current trends at peer group companies and that it strengthens the link between executive performance and shareholder value.

To further our goal of retaining our key executives, from time to time the Compensation Committee may, if recommended by our CEO, give certain executives who are in compliance with the minimum stock ownership requirements the option of receiving, instead of an equity award, a cash bonus calculated based on the market value of the equity award they would have otherwise been granted payable in equal annual installments.

Change-in-Control Compensation. An important objective of our compensation program is not only the recruitment of seasoned executives but also their retention and commitment to our long-term success. Therefore, to promote their retention and reduce any concerns that they may be adversely affected in the event of a change-in-control of the Company, we have entered into a change-in-control compensation agreement with our CEO and COO pursuant to which the executive is entitled to a cash payment equal to two times the sum of his annual base salary and last cash bonus if there is a change in control and as a result thereof or within one year thereafter his employment is terminated.

Fringe Benefits and Allowances. We provide several fringe benefits, including a defined contribution plan and healthcare coverage, to our NEOs. These benefits do not constitute a significant portion of the NEOs’ total compensation package and are generally available to all of our employees. We also offer our NEOs a non-qualified deferred compensation plan for the deferral of taxable income and certain allowances. Such allowances are offered on a case-by-case basis and are not intended to constitute a significant portion of the executive’s compensation. Our non-qualified deferred compensation plan is more fully described below. We provide these benefits to retain and attract an appropriate caliber of talent and recognize that other companies with which we compete for talent provide similar benefits to their officers and employees. Such benefits and allowances are reviewed annually by the Compensation Committee.

Compensation Recoupment. Our Compensation Recoupment Policy, adopted in anticipation of the proposal and implementation of new SEC regulations and NYSE listing standards pursuant to the Dodd-Frank Act, requires that our top executives, who received incentive-based compensation (e.g., bonus, annual incentive or other performance-based cash or equity compensation awards) in the three-year period prior to a restatement of the Company’s financial statements due to material non-compliance with financial reporting requirements under the applicable securities laws, return to the Company the amount of such compensation that the executive would not have received but for the misstated financial statements. It is anticipated that this policy may need to be amended in order to conform to the listing standards to be adopted by the NYSE.

Determination of Compensation Decisions

Our decision-making process for determining executive compensation begins with a review of our strategic objectives and business plans. We then consider the scope of responsibilities of each executive, the compensation of similar executives at peer group companies, and the relationship between pay and performance. We further evaluate whether our compensation program meets our goals by monitoring the performance and retention of our executives. We also weigh the business results of the Company in light of the economic environment in Puerto Rico, where practically all of our clients are located. This environment has been particularly challenging in the wake of a ten year recession, a government fiscal crisis and, more recently, the natural disaster caused by hurricane María.

The Compensation Committee is responsible for establishing our compensation program and for making recommendations to our Board of Directors with respect to the compensation of our CEO. In order for the Compensation Committee to perform its functions, the following process for determining executive compensation is followed:

Determining Goals. Prior to the beginning of the year, senior executives and department or division heads meet and discuss goals for the Company in the upcoming year. At the beginning of such year, the Board reviews and approves an annual budget for the Company as a whole and for its banking subsidiary. The Compensation Committee then reviews and assesses performance goals presented by management and determines the structure of the annual bonus awards. These goals include minimum performance thresholds that must be met to earn any bonus awards, as well as performance levels required to achieve maximum payouts. Performance goals are established for each department or division of the Company and for certain executives.

The establishment of performance goals and the review of the level of achievement of such goals play an essential role in the determination of performance awards. On a quarterly basis during the course of the year, senior management and our Board of Directors review our actual financial performance against the goals set for the year. In addition, our Board of Directors receives quarterly reports detailing our actual financial performance compared to these goals. Such reports are discussed in the corresponding Board meetings.

Determining Executive Compensation. Our method of determining compensation for each NEO varies from case to case based on a discretionary but objective determination of what is appropriate in light of several factors, such as the scope, complexity and degree of challenge of each executive’s responsibilities, as well as his or her performance, skills and experience. Our Board of Directors (solely with respect to our CEO) and its Compensation

Committee may also take into account other relevant factors in making compensation decisions or recommendations for NEOs, including salary data for comparable positions at peer group companies in Puerto Rico and the U.S., and compensation levels at the Company.

On a quarterly basis, department or division heads assess their progress against the goals set for the year and at the end of the year evaluate their results. These self-assessments are reviewed by the CEO who together with our Human Resources Department undertakes an evaluation of each executive’s performance based, in part, on objective measures set forth in the performance scorecard. The CEO considers the financial performance of the Company, the performance of each department or division, and the individual performance of each executive relative to the goals set for the year. In the interest of fairness, he may also recommend subjective or non-formulaic factors for consideration by the Compensation Committee.

The Compensation Committee annually reviews the performance evaluations of each executive and evaluates the compensatory recommendations provided by our management. Although the Compensation Committee is not obligated to follow any specific recommendation or formula, it generally takes the same formula-based approach in making its own decisions. At different times throughout the year, upon the recommendation of the CEO or otherwise, the Compensation Committee may grant equity awards to executives and/or directors.

Determining CEO Compensation. The Board approves the compensation of the CEO. His compensation level is guided by the terms of his 2018 Employment Agreement. As provided therein, the Compensation Committee has discretion to increase his salary after the first year, and his target performance bonus under our annual bonus plan is set at 100% of his base salary.

In conducting its annual evaluation of the CEO’s performance, the Compensation Committee considers the CEO’s contributions to the overall performance of the Company, including his personal attributes and merits. It also reviews our key operating results along with the accomplishment of our key strategic initiatives and considers the standard of living in San Juan, Puerto Rico, where our main offices are located. As part of this process, the Compensation Committee reviews all relevant information or data, including the results of our CEO’s performance scorecard and compensation levels for chief executive officers at peer group companies and the operating environment in which the Company does business. Furthermore, the Chairpersons of our Board of Directors and Compensation Committee meet periodically with our CEO to discuss his performance. The progress results of these meetings are reported to our Board of Directors. The CEO does not participate in any decision regarding his compensation. Upon completing its evaluation of the CEO’s compensation, the Compensation Committee submits its recommendations to our Board of Directors at its next regularly scheduled meeting.

Compensation Consultant

In 2016, our Compensation Committee engaged Pearl Meyer & Partners, LLC, an independent compensation consultant to develop a peer group of financial institutions for the Company, and prepare a comparison of the compensation of our CEO and COO with persons in comparable positions at such peer financial institutions. It was also engaged to develop recommendations for their compensation in light of the Company’s peer group evaluation.

Analysis of Compensation Decisions

After extensive consideration by our Compensation Committee with the assistance of the independent compensation consultant, which took into account a competitive review of peer banks, and our compensation philosophy and objectives, our Board maintained the compensation package of our CEO pursuant to his 2016 Employment Agreement upon the recommendation of our Compensation Committee. Our Compensation Committee also maintained the compensation of our COO with the target cash bonus percentages implemented for 2016 of 100% and maintaining the special retention bonus of $750,000 payable in 6 semiannual installments commencing on January 1, 2017. The base salary and target bonus percentage of our CFO were increased for 2017 in light of her appointment to the CFO position.

The base salaries of our Treasurer and our current SVP of Commercial Credit and Operations remained the same in 2016 and 2017 in light of a companywide freeze in executive salaries as a part of a broader cost control initiative in light of the challenging economic environment.

In order to determine each NEO’s performance bonus, the target cash bonus percentage is multiplied by the executive’s base salary, which then is multiplied by the result of his performance scorecard. Our Internal Audit Department verifies the accuracy of such results.

The table below shows the target cash bonus percentages for the NEOs in 2017.

Name	Target Bonus %	Performance Score[1]	Performance Bonus ($)[1]	Other Bonus ($)[1]
José Rafael Fernández	100%	87.87	760,100	283,333
Ganesh Kumar	100%	87.87	417,400	335,667
Maritza Arizmendi	40%	87.87	116,900	—
Ramón Rosado-Linera	30%	96.71	73,700	—
César Ortiz	30%	90.50	67,900	—

1.	For purposes of this table, the performance score was rounded to the nearest hundredth and the performance bonus is rounded up to the next hundred dollars. These amounts represent retention bonuses paid to Mr. Fernández and Mr. Kumar in 2017, as well as the first installment of the cash award in lieu of an equity award granted during 2017 to Mr. Kumar for his performance in 2016.

The table below presents our company-wide metrics for measuring performance on our corporate scorecard, including the weight of each metric and the percent of achievement of the target amount. For 2017, the Company established an earnings threshold, based on 70% of the Company’s earnings per share target, which if not achieved would result in a score of 0 on the entire corporate scorecard. In 2017, the Company set an earnings target of $1.05 per share, with a threshold of $0.74 per share. The Company met this threshold with earnings of $0.86 per share in 2017.

Performance Measure	Weight	Target	Maximum	% of Target
Reduce Credit Costs[1]	15	$85,451	68,361	67.95%
Return on Average Assets	20	0.91%	1.14%	92.31%
Loan Growth Relative to Market	15	100%	125%	117.65%
Core Deposit Growth Relative to Market	20	100%	125%	372.49%
OFG Efficiency Ratio	15	58.54%	46.83%	108.43%
Risk Management Scorecard	15	100	100	76.75%

1.	Information is presented in thousands. No points are awarded with respect to each metric where 70% of the target was not achieved. As such, no points were awarded under this performance measure because the Company’s credit costs exceeded the maximum threshold as a result of the special provision related to hurricane María.

The Compensation Committee also approved equity awards to the NEOs as follows:

Name	Restricted Units	Stock Options
		Amount	Exercise Price ($)
José R. Fernández	45,000	—	—
Ganesh Kumar	25,000	—	—
Maritza Arizmendi	12,000	—	—
Ramón Rosado-Linera	3,500	—	—
César Ortiz	2,500	—	—

The Compensation Committee decided to grant such awards to continue its policy of providing long-term financial incentives and increasing stock ownership among our executives to align their interests with our shareholders. The actual amount awarded to such NEOs was based on a percentage target of base salary. In making these awards, the Compensation Committee expects to continue to maintain our ability to retain key executives. Each award is subject to service conditions that must be met by the executive in order for the award to vest. Generally, the restricted period for each restricted unit lapses in three years, and option awards have a vesting schedule of two to five years.

We have entered into a change in control compensation agreement with our CEO and COO. The following table presents the estimated cash compensation under their respective change-in-control compensation agreements based on their salaries and bonuses for 2017. No such payout has been required to date under any such agreement by the Company.

Name	Change-in-Control Cash Compensation ($)
José Rafael Fernández	3,250,200
Ganesh Kumar	1,784,800

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Risk Assessment and the Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Risk Assessment and the CD&A be included in this proxy statement.

Submitted by:

Jorge Colón-Gerena, Chairperson
Radamés Peña
Julian S. Inclán

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has served as an officer or employee of the Company or any of its subsidiaries, nor did any of them have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K of the SEC. None of our executive officers served as a director of another entity, or as a member of the compensation committee of another entity, one of whose executive officers served as a member of our Board of Directors or as a member of its Compensation Committee at any time during 2017.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation earned in each of the last three years by the Named Executive Officers.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)		Total ($)
José Rafael Fernández President & Chief Executive Officer	2017	865,000	283,333	312,040	—	760,100	95,552	[3]	2,313,025
	2016	865,000	—	—	—	836,900	78,122		1,780,022
	2015	865,000	—	—	283,388	197,300	103,933		1,449,621
Ganesh Kumar Senior Executive Vice President & Chief Operating Officer	2017	475,000	335,667	—	—	417,400	76,571	[4]	1,304,638
	2016	475,000	—	—	—	459,600	115,037		1,049,637
	2015	475,000	—	32,068	142,000	92,900	80,198		822,166
Maritza Arizmendi Executive Vice President & Chief Financial Officer	2017	259,309	—	67,250	—	116,900	16,792	[5]	460,251
	2016	231,041	—	—	—	70,800	21,650		323,491
	2015	230,963	—	6,976	36,724	45,900	23,483		344,046
Ramón Rosado-Linera Senior Vice President & Treasurer	2017	253,834	—	25,555	—	73,700	6,562		359,651
	2016	253,833	—	—	—	75,200	8,554		337,587
	2015	253,748	—	6,976	36,724	52,600	6,707		356,755
Cesar Ortiz Senior Vice President of Commercial Credit and Operations	2017	250,000	—	25,555	—	67,900	22,118	[6]	365,573
	2016	250,000	—	—	—	47,000	22,868		319,868
	2015	250,000	10,000	—	—	26,900	143,088	[6]	429,988

1.	The special bonus paid to our CEO and COO in 2017 include the special retention bonuses payable in 6 semiannual installments, and the annual installment of the special bonus awarded to our COO in lieu of an equity award in 2017. The value of equity awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions that we made in the valuation of the option awards, please refer to the notes to our audited financial statements. During 2016, no equity awards were granted in light of the Company’s financial performance in 2015.
2.	The non-equity incentive plan payments for each year were made in the first quarter of the following year and intended as compensation for performance of the NEOs during the previous year, except for $600 advanced in the last quarter of the applicable year as a Christmas bonus.
3.	This amount represents $85,000 for reasonable personal expenses in the performance of his duties, our matching contribution pursuant to our 401(k)/1081.01(d) Plan, and payment of life and disability insurance premiums.
4.	This amount represents $70,465 for reasonable personal expenses in the performance of his duties, our matching contribution pursuant to our 401(k)/1081.01(d) Plan, and payment of life and disability insurance premiums.
5.	This amount represents $8,000 for reasonable personal expenses in the performance of her duties, $3,462 for a car allowance, our matching contribution pursuant to our 401(k)/1081.01(d) Plan, and payment of life and disability insurance premiums.
6.	This amount represents $20,000 for reasonable personal expenses in the performance of his duties, our matching contribution pursuant to our 401(k)/1081.01(d) Plan, and payment of life and disability insurance premiums. Mr. Ortiz agreed to cap his annual performance bonus and to stop receiving equity awards in exchange for a reimbursement by the Company of up to $90,000 in education expenses towards obtaining an executive M.B.A. For 2016, the cap on his bonus was increased from $30,000 to $50,000.

The median of the annual total compensation of all employees of the Company, except the CEO, in 2017 was $29,809, and the ratio of the median of the annual total compensation of all employees of the Company to the annual total compensation of the CEO in 2017 was 1:77.6. The median employee was selected as of December 31, 2017 based on the total cash compensation (i.e., base salary and bonus) paid to its employees during 2017.

2018 Employment Agreement

José Rafael Fernández entered into an Employment Agreement with the Company on February 28, 2018 (the “2018 Employment Agreement”), which replaced the Employment Agreement entered into on September 27, 2016 (the “2016 Employment Agreement”). Mr. Fernández is our President and Chief Executive Officer and the Vice Chairperson of our Board of Directors. The 2018 Employment Agreement is effective as of March 1, 2018 and ends on June 30, 2021.

As provided in the 2018 Employment Agreement, Mr. Fernández reports directly to our Board of Directors and has overall responsibility for the business and affairs of the Company. During the term of the 2018 Employment Agreement and in any election of directors in which Mr. Fernández’s term as director is set to expire, the Board will nominate and recommend to the shareholders of the Company his election as a Board member and, if elected, will appoint him its Vice Chairperson.

The 2018 Employment Agreement provides that Mr. Fernández will be compensated as follows: (i) annual base salary of $865,000, which may be increased by the Compensation Committee of our Board of Directors; (ii) annual target bonus of 100% of his annual base salary payable on or before March 31 of each year pursuant to the Company’s non-equity incentive bonus plan; (iii) annual expense allowance of $85,000 for his car-related expenses, membership expenses for social, business and professional organizations, and any other expenses which in his judgment are reasonably appropriate for the performance of his duties as President and Chief Executive Officer of the Company; (iv) a 10-year term life insurance policy in the amount of $3,000,000 covering his life and having as beneficiaries his spouse and heirs or other beneficiaries designated by him; (v) 25 days of paid vacation per year; (vi) the remaining balance, $425,000, of a special bonus of $850,000 granted pursuant to the 2016 Employment Agreement will be payable in three equal semi-annual installments commencing on July 1, 2018; and (vii) additional incentive compensation under the Company’s equity based compensation plan based on his performance scorecard, as approved by the Company’s Compensation Committee, up to an annual amount equal to 85% of his annual base salary, but he may elect to receive the award in deferred cash equivalents if he is in compliance with the Company’s Stock Ownership Policy. It also provides that Mr. Fernández will be entitled to participate in any equity-based compensation plan, profit-sharing plan or other plans, benefits and privileges offered by the Company to its employees and executives to the extent that he is otherwise eligible and qualifies to participate in and receive such benefits or privileges.

The 2018 Employment Agreement may be terminated by our Board of Directors for “just cause” (as defined therein). In the event it is terminated for just cause or if Mr. Fernández is removed or barred from office under applicable law, he will have no right to compensation or other benefits for any period after such termination. However, if the 2018 Employment Agreement is terminated by our Board of Directors other than for just cause and other than in connection with a change in control of the Company (as defined in his Change in Control Compensation Agreement with the Company), or if Mr. Fernandez terminates the 2018 Employment Agreement for “good reason” (as defined therein), the Company will be required to pay him as severance, in lieu of any further compensation for periods subsequent to the date of termination, a lump sum equal to the product of (a) his annual base salary and bonus (equal to the average cash bonus paid to him in the last two fiscal years prior to the termination date), multiplied by (b) three.

Change-in-Control Compensation Agreements

We have entered into Change-in-Control Compensation Agreements with José Rafael Fernández and Ganesh Kumar. Each agreement remains in full force as long as the person is employed by us.

Under the agreements, the aforementioned persons are entitled to certain cash payment compensation in the event there is a “change in control of the Company” and as a result thereof or within one year after the change in control, the person’s employment is terminated by us or our successor in interest. The cash compensation will be an amount equal to two times the sum of such person’s annual base salary at the time the termination of his or her employment occurs and his or her last cash bonus paid prior to the termination of his or her employment.

For purposes thereof, a change in control is deemed to have occurred if (i) any person or entity (including a group) acquires direct or indirect ownership of 50% or more of the combined voting power of the Company’s then outstanding common stock as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (ii) the shareholders of the Company approve (a) any consolidation or merger of the Company in which the Company is not the surviving corporation (other than a merger in which the holders of the Company’s common stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the Company’s assets to an entity which is not a wholly-owned subsidiary of the Company.

Life Insurance

We provide each of our NEOs with a life insurance policy, which in the event of death would pay his or her heirs or beneficiaries up to a maximum of $700,000 or, if the NEO qualifies, $1,000,000. We also provide our CEO with an additional key man life insurance policy, which in the event of his death would pay $3 million to his heirs or beneficiaries.

401(k)/1081.01(d) Plan

All of the Company’s employees, including the employees of its subsidiaries, are eligible to participate in our cash or deferred arrangement profit sharing plan (the “401(k)/1081.01(d) Plan”). The 401(k)/1081.01(d) Plan is a defined contribution plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and is qualified under Sections 1081.01(a) and 1081.01(d) of the Puerto Rico Internal Revenue Code of 2011, as amended (the “Puerto Rico Internal Revenue Code”). The 401(k)/1081.01(d) Plan offers eligible participants several investment alternatives, including several U.S. mutual funds, a money market account, and shares of common stock of the Company. Contributions made through payroll deductions not in excess of a specified amount may be accumulated per year as before-tax savings. The Company contributes 50% of the employee’s contribution up to a maximum employee contribution for matching purposes of 4% of the employee’s salary. The matching contribution is invested in accordance with the employee’s election, which may be shares of common stock of the Company.

Grants of Plan-Based Awards

The following table presents the estimated possible payouts under our non-equity incentive awards, which reflect cash incentives pursuant to our annual bonus plan. During 2017, there were no grants of equity awards under the Omnibus Plan made to the Named Executive Officers.

		Estimated Possible Payouts under Non- Equity Incentive Plan Awards[1]			Number of Shares	Number of Securities	Grant Date Fair Value of Equity
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	of Units (#)	Underlying Options (#)	Awards ($)[2]
José Rafael Fernández	—	605,500	865,000	1,081,250	—	—	—
	02/22/2017	—	—	—	23,200	—	312,040
Ganesh Kumar	—	332,500	475,000	593,750	—	—	—
Maritza Arizmendi	—	90,758	129,655	162,068	—	—	—
	02/22/2017	—	—	—	5,000	—	67,250
Ramón Rosado-Linera	—	53,305	76,150	95,188	—	—	—
	02/22/2017	—	—	—	1,900	—	25,555
César Ortiz	—	52,500	75,000	93,750	—	—	—
	02/22/2017	—	—	—	1,900	—	25,555

1.	The “Threshold” column assumes that the executive meets the minimum performance threshold of 70 for each metric in his or her scorecard, the “Target” column assumes a performance score of 100, and the “Maximum” column assumes a maximum performance score of 125.
2.	Grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

The following table presents information concerning unexercised stock options of each Named Executive Officer outstanding as of December 31, 2017.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
José Rafael Fernández	31,700 100,000 45,200 27,450 26,150 11,575	— — — 9,150 26,150 34,725	[1] [2] [3]	11.500 11.950 11.830 14.520 16.100 17.440	01/18/2020 12/03/2020 02/23/2022 01/22/2023 02/27/2024 02/24/2025
Total	242,075	70,025
Ganesh Kumar	1,493 10,100 9,500 25,200 19,125 13,550 5,800	— — — — 6,375 13,550 17,550	[1] [2] [3]	8.280 11.500 11.820 11.830 14.520 16.100 17.440	04/28/2019 01/18/2020 01/21/2021 02/23/2022 01/22/2023 02/27/2024 02/24/2025
Total	84,768	37,475
Maritza Arizmendi	3,000 1,500	3,000 4,500	[2] [3]	16.100 17.440	02/27/2024 02/24/2025
Total	4,500	7,500
Ramón Rosado-Linera	2,400 5,500 6,450 1,500 1,500	— — 2,150 3,000 4,500	[1] [2] [3]	11.820 11.830 14.520 16.100 17.440	01/21/2021 02/23/2022 01/22/2023 02/27/2024 02/24/2025
Total	17,350	9,650
César Ortiz	5,900 5,900 5,500 3,375 3,000	— — — 1,125 3,000	[1] [2]	11.500 11.820 11.830 14.520 16.100	01/18/2020 01/21/2021 02/23/2022 01/22/2023 02/27/2024
Total	23,675	4,125

1.	The unexercisable shares underlying these options fully vest on January 22, 2018.
2.	Half of the unexercisable shares underlying these options vest annually on February 27 until fully vesting in 2019.
3.	One third of the unexercisable shares underlying these options vests annually on February 24 until fully vesting in 2020.

The following table presents information concerning restricted stock units of Named Executive Officers that were outstanding and subject to the restricted period as of December 31, 2017.

Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
José Rafael Fernández	23,200	[1]	218,080
Ganesh Kumar	1,900	[2]	17,860
Maritza Arizmendi	5,400	[3]	50,760
Ramón Rosado-Linera	2,300	[4]	21,620
César Ortiz	1,900	[5]	17,860

1.	The restricted period lapses on February 22, 2020 with respect to the award of 23,200 restricted stock units.
2.	The restricted periods lapse on February 24, 2018 with respect to the award of 700 restricted stock units and on March 27, 2018 with respect to the award of 1,200 restricted stock units.
3.	The restricted periods lapse on February 24, 2018 with respect to the award of 400 restricted stock units and on February 22, 2020 with respect to the award of 5,000 restricted stock units.
4.	The restricted periods lapse on February 24, 2018 with respect to the award of 400 restricted stock units and on February 22, 2020 with respect to the award of 1,900 restricted stock units.
5.	The restricted period lapses on February 22, 2020 with respect to the award of 1,900 restricted stock units.

The following table only presents information for the Named Executive Officers who acquired stock upon the exercise of an option award and upon the lapse of the restricted period of a restricted unit award in 2017.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
José Rafael Fernández	—	—	—	—
Ganesh Kumar	—	—	1,200	15,720
Maritza Arizmendi	—	—	600	7,860
Ramon Rosado-Linera	—	—	600	7,860
César Ortiz	—	—	600	7,860

The following table presents information concerning the deferral of compensation by the Named Executive Officers on a basis that is not tax-qualified.

Non Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
José Rafael Fernández	1,072,601	—	5,577	—	1,086,552
Ganesh Kumar	820,117		9,276	—	1,229,746

1.	Such executive contributions are reported in the Summary Compensation Table.
2.	These earnings are not reported in the Summary Compensation Table.

The Company offers our executive officers a non-qualified deferred compensation plan, where such executives are allowed to defer taxable income. The plan is not intended to meet the requirements of Section 1081.01 of the Puerto Rico Internal Revenue Code, and therefore, does not meet the funding, employee coverage, and other requirements which “qualified retirement plans” must satisfy thereunder.

However, the plan is intended to constitute an unfunded arrangement maintained “primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees” for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Under the plan, the executive’s current taxable income is reduced by the amount being deferred, which may be up to 100% of his or her salary and bonus. Funds contributed thereto can accumulate without current income tax to the individual. Taxes are due when the funds are withdrawn at the then current income tax rate applicable to the individual, which may be lower than his or her current income tax bracket.

Director Compensation

Each director’s compensation is generally designed to be competitive with comparable compensation paid to directors at peer group companies in Puerto Rico and the U.S. However, each director’s actual compensation varies based on whether he or she is a Chairperson of our Board of Directors or any of its committees. It also varies depending on the number of meetings attended and on his or her membership in Board committees.

The following table presents information concerning the compensation of our directors for 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]		Option Awards ($)[1]	All Other Compensation ($)	Total ($)
Julian S. Inclán	123,000	51,110	[2]	—	—	174,110
Juan C. Aguayo	67,871	20,175	[3]	—	—	88,046
Jorge Colón-Gerena	65,471	18,830	[4]	—	—	84,301
Néstor de Jesús	60,971	16,140	[5]	—	—	77,111
Rafael F. Martínez-Margarida	64,621	24,210	[6]	—	—	88,831
Pedro Morazzani	86,671	25,555	[7]	—	—	112,226
Radamés Peña	50,771	14,795	[8]	—	—	65,566

1.	Aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
2.	The aggregate amount of restricted stock units outstanding at the end of 2017 is 6,900.
3.	The aggregate amount of restricted stock units outstanding at the end of 2017 is 3,100.
4.	The aggregate amount of restricted stock units outstanding at the end of 2017 is 1,900.
5.	The aggregate amount of restricted stock units outstanding at the end of 2017 is 1,200.
6.	The aggregate amount of restricted stock units outstanding at the end of 2017 is 3,200.
7.	The aggregate amount of restricted stock units outstanding at the end of 2017 is 3,900.
8.	The aggregate amount of restricted stock units outstanding at the end of 2017 is 1,800.

Except for Julian Inclán, Chairperson of the Board, each non-employee director receives an annual retainer of $32,004, payable in equal monthly installments in advance, plus a fee of $1,000 for each Board meeting attended in person and $850 for each committee meeting attended in person (other than a committee presided by any such director and except for members of Oriental Bank’s Trust Committee who receive $500 for each committee meeting attended in person). Furthermore, the Chairperson of the Audit Committee receives an additional annual retainer of $36,000, and the Chairpersons of the Risk and Compliance Committee, the Compensation Committee and the Corporate Governance and Nominating Committee each receives an additional annual retainer of $12,000. Such retainers are payable in equal monthly installments. In 2017, director’s compensation increased as a result of the payment in December 2017 of the retainers due for their service in January 2018.

As Chairperson of the Board, Mr. Inclán receives an annual retainer of $112,000, payable in equal monthly installments in advance, plus a fee of $1,000 for each Board meeting attended. The President and CEO, who is Vice Chairperson of the Board, does not receive director’s fees and is compensated exclusively pursuant to his 2018 Employment Agreement, which is described above under the subheading “2018 Employment Agreement.”

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the financial reporting process of OFG Bancorp (the “Company”), and meets regularly with the Company’s internal and external auditors, CEO and CFO. The Audit Committee’s responsibilities are more fully described in its charter, a copy of which is available on the Company’s website at www.ofgbancorp.com.

Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the period ended December 31, 2017 with the Company’s management and has discussed with KPMG LLP (“KPMG”) the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee has discussed with KPMG their independence.

The members of the Audit Committee are not engaged professionally in rendering, auditing or accounting services on behalf of the Company nor are they Company employees. The Company’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.

Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Submitted by:

Pedro Morazzani, Chairperson
Rafael F. Martínez
Jorge Colón-Gerena
Julian S. Inclán

INDEBTEDNESS OF MANAGEMENT

Certain transactions involving loans were transacted in 2017 between the Company’s banking subsidiary, Oriental Bank, some of our directors and executive officers, including those of our other subsidiaries, and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. At present, none of the loans to such directors and executive officers, including persons related to or affiliated with such persons, is non-performing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors recognizes that certain transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a Related Party Transactions Policy (the “Policy”). For these purposes, a “Related Party Transaction” is defined as a transaction or series of similar transactions in which the Company or any of its subsidiaries is to be a participant and the amount involved exceeds $120,000, and in which any Related Party has or will have a direct or indirect material interest. A “Related Party” is any of our directors or executive officers, any nominee for director, any beneficial owner of more than 5% of any class of our voting securities, and any immediate family member of any of the previously mentioned. The Policy generally covers any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships between the Related Party and the Company. Related Party Transactions thereunder are approved or ratified by the Risk and Compliance Committee or the disinterested members of our Board of Directors (other than employment or compensation arrangements, which are approved by the Compensation Committee or the disinterested members of our Board of Directors). Furthermore, the Risk and Compliance Committee may approve or ratify a Related Party Transaction if (i) it finds that there is a compelling business reason to approve the transaction, taking into account all pertinent factors, (ii) it has been fully informed of any and all significant conflicts that may exist or otherwise arise on account of the transaction, and (iii) it reasonably believes that the transaction is beneficial for the Company and that it has adopted appropriate measures to manage the potential conflicts of interest. All Related Party Transactions approved or ratified by the Audit Committee must be disclosed to our Board of Directors at its next regularly scheduled meeting.

Delgado & Fernández, LLP, San Juan, Puerto Rico, has continuously provided legal and notarial services to the Company since 1997 in the areas of mortgage lending, mortgage foreclosures and debt recovery, general legal advice, and commercial and labor litigation and arbitration. The brother of José Rafael Fernández, our President and CEO, is a partner at that firm. The Company engaged Delgado & Fernández before Mr. Fernández became our President and CEO and a member of our Board of Directors. During 2017, the Company paid such firm a total of $1,640,388 for legal services rendered to us.

In January 2008, the Company engaged the legal services of Carlos O. Souffront LLC, Dorado, Puerto Rico. Pursuant to this engagement, Carlos O. Souffront, Esq., serves as our General Counsel. As consideration for his services provided in 2017, the Company paid $695,420 to that firm. The Company also awarded Mr. Souffront 12,900 restricted stock units in 2017. He is also the Secretary of our Board of Directors.

In August 2017, the Company’s bank subsidiary executed subscription documents for a proposed equity investment in a Delaware limited partnership (the “Partnership”) that is expected to be licensed as a small business investment company (an “SBIC”) by the U.S. Small Business. An equity investment by the bank in an SBIC is presumed qualified for purposes of the U.S. Community Reinvestment Act.

The Partnership is managed by a Puerto Rico limited liability company, as general partner, which is led by a group of investment professionals, including Eduardo M. Inclán, who is the son of the Chairperson of our Board of Directors. The bank, as limited partner, has committed to the Partnership the lesser of 15% of the total amount committed by all the partners at the closing of the Bank’s commitment or $2 million. The general partner and/or its affiliates are expected to commit an aggregate of 5% of the Partnership’s private capital (up to $2.5 million). This transaction was approved by all disinterested members of the Company’s Board of Directors. As of December 31, 2017, the bank has not yet purchased any interest in the Partnership.

The engagements of Delgado & Fernández, LLP and Carlos O. Souffront LLC were approved by our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our equity securities to timely file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. We are required to identify any such director, executive officer or greater than 10% stockholder who failed to timely file any such report. Based solely on the review of copies of such reports and other information furnished to the Company by such individuals, we believe that during and with respect to 2017 such persons timely filed all required reports.

SHAREHOLDER PROPOSALS

Under our bylaws, business may only be brought before an annual meeting of shareholders if it is specified in the notice of the meeting or any supplement thereto given by or at the direction of our Board of Directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice to the Secretary of our Board of Directors not later than 120 days prior to the anniversary date of the mailing of our proxy materials in connection with the immediately preceding annual meeting of shareholders. The notice must set forth as to each matter that the shareholder proposes to bring before the annual meeting (i) a brief description of the matter or proposal desired to be brought before the meeting, (ii) the name and address of the shareholder, as it appears on our books, (iii) a representation that the shareholder is a holder of our shares of stock entitled to vote (indicating the class and number of shares) and intends to appear in person or by proxy at the meeting to bring up the matter or proposal, and (iv) any material interest of the shareholder in such matter or proposal.

Shareholders may nominate candidates to our Board of Directors by delivering notice to our Secretary not later than 120 days prior to the date of the mailing of our proxy materials in connection with the immediately preceding annual meeting of shareholders. The notice must include: (i) the name and address of the stockholder who makes the nomination; (ii) a representation that the stockholder is a holder of the Company’s shares of stock entitled to vote and that it intends to appear in person or by proxy at the meeting; (iii) a description of any understandings between the stockholder and the nominee; (iv) any other information regarding the nominee that is required under the proxy rules of the Securities and Exchange Commission; and (v) the written consent of the nominee to serve as director if elected. The bylaws require that ballots bearing the names of all persons nominated by the Board of Directors and by shareholders be provided for use at the annual meeting.

The requirements set forth in the preceding paragraph are separate from and in addition to the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

Shareholder proposals intended to be presented at the 2019 annual meeting of shareholders must be set forth in writing and received by the Secretary of our Board of Directors, OFG Bancorp, P.O. Box 195115, San Juan, Puerto Rico 00919-5115, no later than the close of business on November 15, 2018.

ANNUAL REPORTS

This proxy statement is accompanied by our annual report on Form 10-K, which is our annual report to shareholders for the fiscal year. The annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any shareholder, without charge, a copy of our 2017 annual report on Form 10-K, including the financial statements and schedules, and a list of the exhibits thereto required to be filed with the SEC under the Exchange Act. Such written request should be directed to OFG Bancorp, Investor Relations c/o Anreder & Company, 10 E. 40th Street, Suite 1308, New York, NY 10016; Telephone: (212) 532-3232 or (800) 421-1003; Facsimile: (212) 679-7999; E-mail: ofg@anreder.com.

BY ORDER OF THE BOARD OF DIRECTORS

Julian S. Inclán
Chairperson

March 15, 2018

San Juan, Puerto Rico

APPENDIX A

PROPOSED AMENDMENT TO ARTICLES EIGHTH AND TENTH OF

THE CERTIFICATE OF INCORPORATION

RESOLVED, that upon the filing of the Certificate of Amendment with the Secretary of State of the Commonwealth of Puerto Rico, Article Eighth of the Certificate of Incorporation of OFG Bancorp (the “Corporation”) be amended in its entirety so that it reads as follows:

“EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

1. Directors and Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws. The directors of the Corporation need not be stockholders.

2. Classification and Term. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible until the 2019 annual meeting of stockholders, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of this Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of this Certificate of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders until the 2019 meeting, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

At the 2019 annual meeting of stockholders, the term of office of all classes of directors shall expire. Effective as of the date of the 2019 annual meeting of stockholders, the classification of the Board of Directors shall be eliminated, and all directors thereafter shall be elected annually.

3. Cumulative Voting. At each annual meeting of stockholders in which more than one director is being elected, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

4. Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified. When the number of directors is changed prior to the 2019 annual meeting of stockholders, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

5. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of not less than a majority of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

6. By-Laws. The Board of Directors is expressly authorized and empowered to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof.”

RESOLVED, that upon the filing of the Certificate of Amendment with the Secretary of State of the Commonwealth of Puerto Rico, Article Tenth of the Certificate of Incorporation of the Corporation be deleted in its entirety.

RESOLVED FURTHER, that the proper officers of the Corporation be, and hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, at their discretion, to make effective the foregoing amendment to Articles Eighth and Tenth of the Certificate of Incorporation of the Corporation, including, without limitation, the filing of a certificate of amendment with the Secretary of State of the Commonwealth of Puerto Rico, unless the Board of Directors decides to abandon the foregoing amendment prior to the filing of such certificate of amendment.

OFG BANCORP C/O AMERICAN STOCK TRANSFER & TRUST CO. 6201 15TH AVENUE BROOKLYN, NY 11219

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY PHONE / 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E39431-P04414                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OFG BANCORP Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR ALL of the following:		☐	☐	☐
1.	To elect one directors to serve until the 2019 annual meeting of shareholders and until his successor is duly elected and qualified:
	Nominee:				The Board of Directors recommends that you vote FOR the following:		For	Against	Abstain

	01) Julian S. Inclán				3.	To amend the Articles of Incorporation of the Company as set forth in the accompanying Proxy Statement.	☐	☐	☐

	And to elect one director to serve until the 2021 annual meeting of shareholders and until his successor is duly elected and qualified:				The Board of Directors recommends that you vote FOR the following:
	Nominee:				4.	To ratify the selection of the Company’s independent registered public accounting firm for 2018.	☐	☐	☐
02) Pedro Morazzani
Vote On Proposals The Board of Directors recommends that you vote FOR the following:		For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as set forth in the accompanying Proxy Statement.	☐	☐	☐

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right, then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting.

☐

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on this proxy. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E39432-P04414

OFG BANCORP	REVOCABLE PROXY

This proxy is solicited on behalf of the Board of Directors of OFG Bancorp for use only at the annual meeting of shareholders to be held on April 25, 2018, and at any adjournment or postponement of that Annual Meeting. This proxy may be revoked by the undersigned at any time before it is exercised.

The undersigned, being a shareholder of OFG Bancorp (the “Company”), hereby authorizes the Board of Directors of the Company or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the annual meeting of shareholders of the Company to be held at Oriental Center, 254 Muñoz Rivera Avenue, Ground Floor, San Juan, Puerto Rico, on Wednesday, April 25, 2018, at 10:00 a.m. (EDT), and at any adjournment or postponement of that meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as indicated on the reverse side.

In their discretion, the proxies are authorized to vote this proxy with respect to (i) the approval of the minutes of the last meeting of shareholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the annual meeting; and (iv) such other matters as may properly come before the annual meeting. Except with respect to procedural matters incident to the conduct of the annual meeting, management at the present knows of no other business to be brought before the meeting other than those matters described in the accompanying proxy statement.

Shares of common stock of the Company will be voted as specified in this proxy. In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the three nominees or in such other fashion as will most likely ensure the election of the nominees. If no specification is made on the reverse side, shares will be voted “FOR ALL” in Proposal 1: Election of Directors; “FOR” Proposal 2: Advisory Vote on Executive Compensation; “FOR” Proposal 3: Amendment to Articles Eighth and Tenth of the Articles of Incorporation; and “FOR” Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm. This proxy cannot be voted for any person who is not a nominee of the Company’s Board of Directors.

CUMULATE

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 25, 2018.

OFG BANCORP

OFG BANCORP C/O AMERICAN STOCK TRANSFER & TRUST CO. 6201 15TH AVENUE BROOKLYN, NY 11219

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 2, 2018
Date: April 25, 2018 Time: 10:00 a.m. (EDT)
Location: Oriental Center
254 Muñoz Rivera Avenue Ground Floor San Juan, Puerto Rico
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:               www.proxyvote.com

2) BY TELEPHONE:           1-800-579-1639

3) BY E-MAIL*:                   sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 11, 2018 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
Vote On Directors The Board of Directors recommends that you vote FOR ALL of the following:

1.	To elect one director to serve until the 2019 annual meeting of shareholders and until his successor is duly elected and qualified:

Nominee:

01) Julian S. Inclán

And to elect one director to serve until the 2021 annual meeting of shareholders and until his successor is duly elected and qualified:

Nominee:

02) Pedro Morazzani

Vote on Proposals

The Board of Directors recommends that you vote FOR the following:

2.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as set forth in the accompanying Proxy Statement.

The Board of Directors recommends that you vote FOR the following:

3.	To amend the Articles of Incorporation of the Company as set forth in the accompanying Proxy Statement.

The Board of Directors recommends that you vote FOR the following:

4.	To ratify the selection of the Company’s independent registered public accounting firm for 2018.